As filed with the Securities and Exchange Commission on June 25, 2010
Registration No. 333-164620

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

POST-EFFECTIVE AMENDMENT NO. 1
ON
FORM S-8
TO
FORM S-4
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
___________________

Exxon Mobil Corporation
(Exact Name of Registrant as Specified in its Charter)

New Jersey		13-5409005
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)
5959 Las Colinas Boulevard Irving, Texas 75039-2298 (972) 444-1000
(Address of Principal Executive Offices)
___________________

XTO Energy Inc. 2004 Incentive Plan, as amended XTO Energy Inc. 1998 Stock Incentive Plan, as amended (Full Titles of the Plan(s))

Lucille J. Cavanaugh Exxon Mobil Corporation 5959 Las Colinas Boulevard Irving, Texas 75039-2298
(Name and Address of Agent for Service)

(972) 444-1000
(Telephone Number, Including Area Code, of Agent for Service)
___________________

With a copy to:
Edmond T. FitzGerald Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000
___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, without par value, to be issued under the XTO Energy Inc. 2004 Incentive Plan, as amended (3)	12,008,227	(2)	(2)	(2)
Common Stock, without par value, to be issued under the XTO Energy Inc. 2004 Incentive Plan, as amended (4)	2,952,873	(2)	(2)	(2)
Common Stock, without par value, to be issued under the XTO Energy Inc. 1998 Stock Incentive Plan, as amended (3)	356,743	(2)	(2)	(2)
Total Shares	15,317,843

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of common stock without par value of the Registrant (“Common Stock”) to be registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued under the plans to prevent dilution by reason of any stock dividend, stock split, or similar transactions.

(2)
This Post-Effective Amendment No. 1 covers securities that were originally registered on the Registrant’s registration statement on Form S-4 (File No. 333-164620), as amended.  All filing fees payable in connection with the issuance of these securities were previously paid in connection with the filing of the Form S-4 registration statement.

(3)	Represents shares issuable pursuant to outstanding options under the respective incentive plans.

(4)	Represents restricted stock awards and performance share awards outstanding under the XTO Energy Inc. 2004 Incentive Plan.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 on Form S-8 to the Form S-4 registration statement is filed by the Registrant, and relates to a total of 15,317,843 shares of Common Stock of the Registrant, all of which were originally registered by the Registrant on the Form S-4 registration (File No. 333-164620) statement filed on February 1, 2010, as subsequently amended, and which became effective on May 21, 2010.

In connection with the merger (the “Merger”) of XTO Energy Inc., (“XTO Energy”) with and into ExxonMobil Investment Corporation, a subsidiary of the Registrant (the “Merger Sub”) pursuant to the Agreement and Plan of Merger, dated as of December 13, 2009, among the Registrant, XTO Energy and the Merger Sub, options and other equity awards based on, measured by or payable in common stock of XTO Energy granted under the plans will be converted into corresponding awards covering the Common Stock of the Registrant.

PART I

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions.  The documents containing the information specified in Part I have been delivered to the participants in the plans as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(b)   All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2009.

(c)    The description of the Registrant’s capital stock contained in the Registrant’s Registration Statement on Form S-4 (File No. 333-164620), including any amendments or supplements thereto.

In addition, all documents filed by the Registrant  pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Registrant’s restated certificate of incorporation does not contain any provision relating to the indemnification of its directors or officers.  Article X of the Registrant’s by-laws provides that the Registrant shall indemnify to the full extent permitted by law any current or former director or officer made or threatened to be made a party to any legal action by reason of the fact that such person is or was a director, officer, employee or other corporate agent of the Registrant or any of its subsidiaries or serves or served any other enterprise at the request of the Registrant against expenses (including attorneys’ fees), judgments, fines, penalties, excise taxes and amounts paid in settlement, actually and reasonably incurred by such person in connection with such legal action.  No indemnification is required under the Registrant’s by-laws with respect to any settlement or other nonadjudicated disposition of any legal action unless the Registrant has previously consented.

The Registrant is organized under the laws of the State of New Jersey.  Section 14A:3-5(2) of the New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a corporate agent (generally defined as any person who is or was a director, officer, employee or agent of the corporation or of any constituent corporation absorbed by the corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the corporation or the legal representative of any such director, officer, trustee, employee or agent) against his or her expenses and liabilities in connection with any proceeding involving such corporate agent by reason of his or her being or having been a corporate agent, other than derivative actions, if (i) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (ii), with respect to any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful.  Under Section 14A:3-5(3) of the New Jersey Business Corporation Act, a similar standard of care is applicable in the case of derivative actions, except no indemnification may be provided in respect of any derivative action as to which the corporate agent is adjudged to be liable to the corporation, unless (and only to the extent that) the Superior Court of the State of New Jersey (or the court in which the proceeding was brought) determines upon application that the corporate agent is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 14A:3-5(4) of the New Jersey Business Corporation Act requires a New Jersey corporation to indemnify a corporate agent for his or her expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to above, or in defense of any claim, issue or matter therein.  Except as required by the previous sentence, under Section 14A:3-5(11) of the New Jersey Business Corporation Act, no indemnification may be made or expenses advanced, and none may be ordered by a court, if such indemnification or advancement would be inconsistent with (i) a provision of the corporation’s certificate of incorporation, (ii) its by-laws, (iii) a resolution of the board of directors or of the corporation’s shareholders, (iv) an agreement to which the corporation is a party or (v) other proper corporate action (in effect at the time of the accrual of the alleged cause of action asserted in the proceeding) that prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

Under Section 14A:3-5(6) of the New Jersey Business Corporation Act, expenses incurred by a director, officer, employee or other agent in connection with a proceeding may, except as described in the immediately preceding paragraph, be paid by the corporation before the final disposition of the proceeding as authorized by the board of directors upon receiving an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified. Article X of the Registrant’s by-laws provides that the Registrant shall pay the expenses (including attorneys’ fees) incurred by a current or former officer or director of the Registrant in defending any legal action in advance of its final disposition promptly upon receipt of such an undertaking.

Under Section 14A:3-5(8) of the New Jersey Business Corporation Act, the power to indemnify and advance expenses under the New Jersey Business Corporation Act does not exclude other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled to under a certificate of incorporation, bylaw, agreement, vote of shareholders or otherwise.  However, no indemnification may be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that his or her acts or omissions were in breach of his or her duty of loyalty to the corporation or its shareholders, were not in good faith or involved a knowing violation of the law, or resulted in the receipt by such person of an improper personal benefit.

Section 14A:3-5(9) of the New Jersey Business Corporation Act further provides that a New Jersey corporation has the power to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of his or her being or having been a corporate agent, whether or not the corporation would have the power to indemnify him or her against such expenses and liabilities under the New Jersey Business Corporation Act.  The Registrant maintains directors’ and officers’ liability insurance on behalf of its directors and officers.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

See Exhibit Index, which is incorporated herein by reference.

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 25th day of June, 2010.

EXXON MOBIL CORPORATION

By:	/s/ Rex W. Tillerson
	Name:	Rex W. Tillerson
	Title:	Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed this 25th day of June, 2010 by the following persons in the following capacities.

Signature	Title	Date

/s/ Rex W. Tillerson		June 25, 2010
Rex W. Tillerson	Chairman of the Board (Principal Executive Officer)

*		June 25, 2010
Michael J. Boskin	Director

*		June 25, 2010
Larry R. Faulkner	Director

*		June 25, 2010
Kenneth C. Frazier	Director

*		June 25, 2010
William W. George	Director

*		June 25, 2010
Marilyn Carlson Nelson	Director

*		June 25, 2010
Samuel J. Palmisano	Director

*		June 25, 2010
Steven S Reinemund	Director

*		June 25, 2010
Edward E. Whitacre, Jr.	Director

Peter Brabeck-Letmathe	Director

Jay S. Fishman	Director

*		June 25, 2010
Donald D. Humphreys	Senior Vice President and Treasurer (Principal Financial Officer)

*		June 25, 2010
Patrick T. Mulva	Vice President and Controller (Principal Accounting Officer)

*By:	/s/ Randall M. Ebner
Randall M. Ebner
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number
4.1
Restated Certificate of Incorporation of Exxon Mobil Corporation (incorporated herein by reference to Exhibit 3(i) to Exxon Mobil Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006).

4.2	By-laws of Exxon Mobil Corporation (incorporated herein by reference to Exhibit 3(ii) to Exxon Mobil Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007).

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1	Powers of Attorney.

99.1	XTO Energy Inc. 2004 Incentive Plan, as amended.

99.2	XTO Energy Inc. 1998 Stock Incentive Plan, as amended.